UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2015

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On March 10, 2015, Harvest Natural Resources, Inc. (the "Company") received a notice from Raymond James & Associates, Inc. (the "Agent") terminating, effective immediately, the Distribution Agreement, dated September 4, 2014, between the Company and the Agent (the "Agreement"). The Agent terminated the Agreement pursuant to Section 9 of the Agreement primarily as a result of declines in the price of the Company’s common stock and the Agent’s concerns regarding the Company’s liquidity and existing and potential legal proceedings.

The Agreement provided that the Company would sell from time to time through the Agent, as the Company’s sales agent, common stock of the Company having an aggregate offering price of up to $75 million (the "Shares"). Shares sold under the Agreement were issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-197345).

The foregoing description of the Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Agreement. The Agreement is incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

March 16, 2015	By:	/s/ Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel